Exhibit 23.1
CNB FINANCIAL CORPORATION
Form 10-K For The Year Ended December 31, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236018 on Form S-3/A, Registration Statement No. 333-163047 on Form S-3D and Registration Statement No. 333-231505 on Form S-8 of CNB Financial Corporation of our report dated March 3, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP
Columbus, Ohio
March 3, 2022